Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-164080) of UniTek Global Services, Inc.

(2) Registration Statement (Form S-8 No. 333-144946) of UniTek Global Services, Inc.

(3) Registration Statement (Form S-3 No. 333-174885) of UniTek Global Services, Inc.

(4) Registration Statement (Form S-3 No. 333-182158) of UniTek Global Services, Inc.

of our report dated August 9, 2013, with respect to the consolidated financial statements of UniTek Global Services, Inc. included in this Annual Report (Form 10-K) of UniTek Global Services, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 9, 2013